UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

TECHMEDIA ADVERTISING, INC.
 (Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o 62 Upper Cross Street, #04-01
Singapore  058353
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-65-65323001

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2009, the Company entered into a Corporate Consulting Services Agreement with Cher (Alan) Kian Goh having an effective date of October 1, 2009, whereby Mr. Alan Goh will act as the Secretary of the Company and will provide various consulting services to the Company as the Company’s board of directors reasonably requests for a term of two years ending October 1, 2011 in exchange for the Company paying Mr. Alan Goh US$3,500 per month payable on the last day of each month.

The foregoing description of the Corporate Consulting Services Agreement with Mr. Alan Goh does not purport to be complete and is qualified in its entirety by reference to the Corporate Consulting Services Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Corporate Consulting Services Agreement, dated November 30, 2009, but effective October 1, 2009, between the Company and Cher (Alan) Kian Goh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechMedia Advertising, Inc.

By:	/s/ Johnny Lian
Name:	Johnny Lian
Title:	President and Director

Date: December 2, 2009